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                                                                   EXHIBIT 23(J)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this registration statement on Form S-4 of Shawmut National Corporation of our report dated January 27, 1994 on our audit of the consolidated financial statements of Gateway Financial Corporation as of and for the year ended December 31, 1993 which report is included in Gateway Financial Corporation's Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts".

/s/ Coopers & Lybrand

COOPERS & LYBRAND

Hartford, Connecticut
April 21, 1994